Exhibit 3.1(85)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “COTT INVESTMENT, L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 1996, AT 12:50 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE THIRTIETH DAY OF NOVEMBER, A.D. 1996.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “COTT INVESTMENT, L.L.C.”.

2688923 8100H	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
141506144	AUTHENTICATION: 1936921
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 12-09-14

CERTIFICATE OF FORMATION

OF

COTT INVESTMENT, L.L.C.

1.	The name of the limited liability company is Cott Investment, L.L.C.

2.	The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3.	The latest date on which the limited liability company is to dissolve is November 30, 2046.

4.	The effective date of this Certificate of Formation is November 30, 1996.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Cott Investment, L.L.C. this 27th day of November, 1996.

/s/ Gilbert B. Warren
Gilbert B. Warren

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:50 PM 11/27/1996 960348522 - 2688923